Exhibit 4.9.21

July 17, 2009

MGP Ingredients, Inc.

Midwest Grain Pipeline, Inc.

100 Commercial Street

Atchison, Kansas 66002

Re:          Stepdown Extensions

Ladies and Gentlemen:

Please refer to the Credit Agreement dated as of May 5, 2008, among MGP Ingredients, Inc., Midwest Grain Pipeline, Inc., Commerce Bank, N.A., as Agent, Issuing Bank and Swingline Lender, and the Banks party thereto, as amended by (1) a First Amendment to Credit Agreement dated as of September 3, 2008, (2) a Second Amendment to Credit Agreement dated as of November 7, 2008, (3) a Third Amendment to Credit Agreement dated as of December 19, 2008, (4) a Fourth Amendment to Credit Agreement dated as of February 27, 2009, and a letter agreement dated as of March 11, 2009, (5) a Fifth Amendment to Credit Agreement dated as of March 13, 2009, (6) a Sixth Amendment to Credit Agreement dated as of March 26, 2009 and (7) a Seventh Amendment to Credit Agreement dated as of June 15, 2009 (as so amended, the “Credit Agreement”).  Capitalized terms used and not defined in this letter have the meanings given to them in the Credit Agreement.

By executing and delivering this letter, the parties to the Credit Agreement agree that:

1.             The definition of Letter of Credit Commitment in Section 1.1 of the Credit Agreement is amended by (a) changing the reference to “July16, 2009” in subclause (2) thereof to “July 23, 2009” and (b) changing the reference to “July 17, 2009” in subclause (3) thereof to “July 24, 2009”.

2.             The definition of Revolving Credit Commitment in Section 1.1 of the Credit Agreement is amended by (a) changing the reference to “July17, 2009” in subclause (2) thereof to “July 23, 2009” and (b) changing the reference to “July 16, 2009” in subclause (3) thereof to “July 24, 2009”.

3.             The definition of Swingline Loan Commitment in Section 1.1 of the Credit Agreement is amended by (a) changing the reference to “July16, 2009” in subclause (2) thereof to “July 23, 2009” and (b) changing the reference to “July 16, 2009” in subclause (3) thereof to “July 24, 2009”.

4.             On the date of this letter, the Borrowers shall jointly and severally pay to the Agent, for distribution to the Banks in accordance with their respective Pro-Rata Shares, the sum of $10,000, which amount shall be deemed fully-earned and non-refundable on the date of this letter, and which amount shall be in addition to any other amounts the Borrowers have promised to pay pursuant to any of the Credit Documents.

5.             Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties thereto in accordance with their respective terms.

6.             Nothing in this letter constitutes a waiver of any Default or Event of Default that may exist on the date hereof, and nothing in this letter obligates the Agent or the Banks to enter into any alternative arrangements for the satisfaction of the Borrowers’ outstanding obligations.  Furthermore, nothing in the letter shall obligate the Agent or the Banks to enter into further or future arrangements in the event of other defaults by the Borrowers under their obligations and covenants contained in the Credit Documents or any future agreement or arrangement with the Agent and the Banks.

7.             This letter shall not be effective until each party has signed this letter and delivered it to the Agent.  This letter may be validly executed and delivered by fax, e-mail or other electronic means, and by use of multiple counterpart signature pages.  This letter shall be governed by the same law that governs the Credit Agreement.

If you are in agreement with the provisions of this letter, please sign this letter in the space provided and return this letter or your signature page to the Agent.

Regards

COMMERCE BANK, N.A., as Agent, Issuing Bank, Swingline Lender and a Bank

		By:	/s/ Craig D. Buckley
Name: Craig D. Buckley
Title: Vice President

AGREED TO:

MGP INGREDIENTS, INC.		BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Timothy W. Newkirk	By:	/s/ Barry Stratton
	Name: Timothy W. Newkirk	Name: Barry Stratton
	Title: President & CEO	Title: Senior Vice President

MIDWEST GRAIN PIPELINE, INC.		NATIONAL CITY BANK

By:	/s/ Timothy W. Newkirk	By:	/s/ Michael Leong
	Name: Timothy W. Newkirk	Name: Michael Leong
	Title: President & CEO	Title: Vice President